Exhibit 3.19

SEVENTEENTH AMENDMENT OF TWENTY-SECOND AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Second Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Second Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on March 18, 2022.

(3)
The Twenty-Second Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawals and admissions of said partners, the number of general partners is 602.

In affirmation thereof, the facts stated above are true.

Dated: August 24, 2023

General Partner:

By /s/ Penny Pennington .

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Andrew E Bartek Revocable Trust	8/1/2023	12555 Manchester Road	St. Louis, MO 63131
Feller, Eric John	8/1/2023	12555 Manchester Road	St. Louis, MO 63131
Masters, Chris Edward	8/1/2023	12555 Manchester Road	St. Louis, MO 63131
Weigle, Chad Michael	8/1/2023	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Chris and Cher Masters Revocable Trust	8/1/2023	12555 Manchester Road	St. Louis, MO 63131
Eric J. Feller Living Trust	8/1/2023	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Seventeenth Amendment of Twenty-Second Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.